                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 13, 2001
                                                   ----------------------------


                            The Fortress Group, Inc.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Delaware                                    0-28024                                 54-1774977
----------------------------------------------------------------------------------------------
(State or Other Jurisdiction              (Commission                            (IRS Employer
of Incorporation)                        File Number)                      Identification No.)


1650 Tysons Boulevard, Suite 600, McLean, Virginia                                       22102
----------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                            (Zip Code)


Registrant's Telephone No., Including Area Code:    (703) 442-4545
                                                  ------------------------------


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




Item 2 - Disposition of Assets


        On June 29, 2001, the Company completed an agreement to sell substantially all of the assets of, including the mortgage operations related to, its subsidiary Whittaker Homes LLC to Whittaker Builders, Inc. and affiliates, a company owned by Gregory Whittaker, a former owner of Whittaker Homes. The closing of the sale was completed on July 2, 2001. Whittaker Builders, Inc. and its affiliates paid approximately $51.4 million, which included approximately $11.8 million in cash and the assumption of existing debt. In connection with the transaction, the Company will record a non-cash impairment charge estimated at $13.5 million inclusive of closing and other costs in the second quarter, $9.4 million of which is attributed to the write-off of goodwill. The asset sale will be recorded in the third quarter when the transaction closed. Whittaker Homes LLC conducted the Company's business in St. Louis, Missouri. The purchase price was determined by arms-length negotiation.

        As previously reported in the Company's Annual Report on Form 10-K filed on March 30, 2001 and Current Report on Form 8-K filed on May 15, 2001, the Company sold on February 28, 2001, to Acquisition Company of Wisconsin, Inc., a company owned by the Company's former Chief Operating Officer, the assets of the Company's subsidiary Brookstone Homes for approximately $4.1 million in cash and the assumption of existing debt. Brookstone conducted the Company's business in Milwaukee, Wisconsin.

        As previously reported in the Company's Quarterly Report on Form 10-Q filed on May 15, 2001 and Current Report on Form 8-K filed on May 15, 2001, the Company sold on May 1, 2001, to D. R. Horton, Inc. and affiliates, substantially all of the assets of, including the mortgage operations related to, the Company's subsidiary Fortress-Florida, Inc. D. R. Horton Inc. and its affiliates paid approximately $28.0 million in cash and the assumption of the existing debt. Fortress-Florida conducted the Company's business in Jacksonville, Florida.


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





Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

        (b) Unaudited pro forma financial information pursuant to Article 11 of Regulation S-X

            Pro Forma Condensed Consolidated Balance Sheet as of
            December 31, 2000

            Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2000 and Quarter ended March 31, 2001

        The unaudited pro forma condensed consolidated balance sheet as of December 31, 2000, is based on the unaudited historical financial statements of Brookstone Homes, Fortress-Florida and Whittaker Homes and the historical financial statements of the Company after giving affect to the dispositions described in Item 2 as if the sales had been consummated on December 31, 2000.

        The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 and quarter ended March 31, 2001 is based on the unaudited historical consolidated statements of operations of Brookstone Homes, Fortress-Florida and Whittaker Homes and the historical consolidated financial statements of the Company after giving affect to the dispositions described in Item 2 as if the sales had been consummated on January 1, 2000 and January 1, 2001 respectively.

        The unaudited pro forma condensed consolidated balance sheet also reflects the Company's purchase of $45.8 million face value of its Senior Notes for approximately $24.7 million in cash during the second quarter of 2001 and the pay down of additional secured debt. The reduction of unsecured debt will result in an interest savings to the Company of approximately $6.3 million on an annualized basis.

        These unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the financial statements of the Company including its Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.


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



                            THE FORTRESS GROUP, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                DECEMBER 31, 2000
                                 (IN THOUSANDS)


                                               FORTRESS                                 PRO FORMA
                                              ---------                                 ---------
                                            GROUP, INC.         DISPOSITIONS         CONSOLIDATED
                                            -----------         ------------         ------------
ASSETS:
Cash and Cash Equivalents                    $   7,412          $      975           $   8,387
Accounts Receivable, net                        11,400              (1,645)              9,755
Inventories                                    312,111             (90,421)            221,690
Mortgage Loans                                  12,153                   0              12,153
Property and Equipment, net                     11,032              (2,501)              8,531
Other Assets, net                               38,444              (3,485)             34,959
Goodwill                                        29,015             (13,530)             15,485
                                             ---------          -----------          ---------

                                             $ 421,567          $ (110,607)          $ 310,960
                                             =========          ===========          =========
           TOTAL ASSETS


LIABILITIES AND
     SHAREHOLDERS' EQUITY:
Short Term Liabilities                       $  58,580          $   (3,888)          $  54,692
Notes, Long Term Liabilities                   285,641            (110,259)            175,382
Shareholders' Equity                            77,346               3,540              80,886
                                             ---------          -----------          ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 421,567          $ (110,607)          $ 310,960
                                             =========          ===========          =========


Tangible Net Worth (TNW)                        48,331                                  65,401
Debt to TNW                                       5.91                                    2.68
Total Liabilities to TNW                          7.12                                    3.52


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






                            THE FORTRESS GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                  FORTRESS                             PRO FORMA
                                                  --------                             ---------
                                               GROUP, INC.       DISPOSITIONS       CONSOLIDATED
                                               -----------       ------------       ------------
Total Homebuilding Revenue                    $ 682,733           $(215,320)          $ 467,413
Cost of Sales                                   582,113            (184,671)            397,443
                                              ---------           ---------           ---------
Gross Profit                                    100,620             (30,649)             69,970
Operating Expenses                               82,454             (19,825)             62,628
Impairment Charges                               14,849              (2,620)             12,229
                                              ---------           ---------           ---------
Operating Income                                  3,317              (8,204)             (4,887)
Other Expenses (Income)                            (183)                (95)               (278)
                                              ---------           ---------           ---------
Builder Pretax Profit                             3,500              (8,109)             (4,609)
Financial Services                                  440                   0                 440
                                              ---------           ---------           ---------
     INCOME/(LOSS) BEFORE TAXES                   3,940              (8,109)             (4,169)
Provision/(Benefit) for Income Taxes              1,726              (3,325)             (1,599)
                                              ---------           ---------           ---------
                                              $   2,214              (4,784)             (2,570)
                                              =========           =========           =========
       NET INCOME (LOSS)

 Net Loss Applicable to Common
   Shareholders                               $    (455)          $  (4,784)          $  (5,239)
                                              =========           =========           =========
 Net Loss Per Share, Basic and
    Diluted                                   $   (0.15)          $   (1.55)          $   (1.70)
                                              =========           =========           =========


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




                            THE FORTRESS GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                          QUARTER ENDED MARCH 31, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                               FORTRESS                               PRO FORMA
                                               --------                               ---------
                                            GROUP, INC.         DISPOSITIONS       CONSOLIDATED
                                            -----------         ------------       ------------
Total Homebuilding Revenue                    $ 120,243           $ (32,447)          $  87,796
Cost of Sales                                   101,247             (27,840)             73,407
                                              ---------           ---------           ---------
Gross Profit                                     18,996              (4,607)             14,389
Operating expenses                               18,126              (4,009              14,117
                                              ---------           ---------           ---------
Operating Income                                    870                (598)                272
Other Expenses (Income)                             311                (368)                (57)
                                              ---------           ---------           ---------
Builder Pretax Profit                               559                (230)                329
Financial Services                                  (37)                  0                 (37)
                                              ---------           ---------           ---------
     INCOME/(LOSS) BEFORE TAXES                     522                (230)                292
Provision/(Benefit) for Income Taxes                214                 (94)                120
                                              ---------           ---------           ---------
                                              $     308                (136)                172
                                              =========           =========           =========
       NET INCOME (LOSS)

 Net Loss Applicable to Common
   Shareholders                               $    (359)          $    (136)          $    (495)
                                              =========           =========           =========
 Net Loss Per Share, Basic and
    Diluted                                   $   (0.12)          $   (0.04)          $   (0.16)
                                              =========           =========           =========

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



         (c)   Exhibits

               2.10 Asset Purchase Agreement dated June 6, 2001, by and between Whittaker Builders, Inc. and Registrant.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   The Fortress Group, Inc.


Date:       July 13, 2001                   By:  /S/ George C. Yeonas
     -----------------------                   --------------------------------
                                                    George C. Yeonas
                                                    Chief Executive Officer




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




                                INDEX TO EXHIBITS

        Exhibit
        Number                      Description
        ------                      -----------
        2.10          Asset Purchase Agreement dated June 6, 2001, by and between Whittaker
                      Builders, Inc. and Registrant.




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